UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

MKS INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code: (978) 645-5500

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 31, 2018, MKS Instruments, Inc. (the Company”) filed a Current Report on Form 8-K disclosing that the Board of Directors of the Company (the “Board”) had appointed Rajeev “Raj” Batra as a Class I Director, with a term beginning on October 1, 2018. On October 29, 2018, the Board appointed Mr. Batra to serve on the Compensation Committee of the Board.

(e) On October 29, 2018, the Company entered into Amendment No. 2 to the Employment Agreement dated October 22, 2013 and amended on March 27, 2018, with Gerald G. Colella, the Company’s Chief Executive Officer, pursuant to which the Company increased Mr. Colella’s severance benefits if the Company terminates Mr. Colella’s employment without cause outside of a change-in-control. Previously, Mr. Colella was entitled to 12 months base salary and continuation of health benefits for 12 months. This amendment provides for 18 months base salary plus 1.5 times his target bonus and continuation of health benefits for 18 months.

On October 29, 2018, the Company entered into an amendment to the employment agreement dated August 1, 2016, with Seth H. Bagshaw, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, pursuant to which the Company increased Mr. Bagshaw’s severance benefits if the Company terminates Mr. Bagshaw’s employment without cause outside of a change-in-control. Previously, Mr. Bagshaw was entitled to the greater of (i) 6 months of base salary or (ii) two weeks of base salary for each year of service to the Company. This amendment provides for 12 months of base salary plus health benefits for 12 months.

On October 29, 2018, the Company entered into an amendment to the employment agreement dated May 9, 2018, with John T.C. Lee, the Company’s President and Chief Operating Officer, pursuant to which the Company increased Dr. Lee’s severance benefits if the Company terminates Dr. Lee’s employment without cause outside of a change-in-control. Previously, Dr. Lee was entitled to the greater of (i) 6 months base salary or (ii) two weeks of base salary for each year of service to the Company. This amendment provides for 12 months of base salary plus health benefits for 12 months.

The foregoing description of the amendment to each of the employment agreements with Messrs. Colella and Bagshaw and Dr. Lee is a summary only and is qualified in its entirety by reference to the amendment to each executive officer’s employment agreement, each of which is attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and each is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit

10.1	Amendment No. 2 to Employment Agreement dated October 22, 2013 by and between the Company and Gerald G. Colella

10.2	Amendment No. 1 to Employment Agreement dated August 1, 2016 by and between the Company and Seth H. Bagshaw

10.3	Amendment No. 1 to Employment Agreement dated May 9, 2018 by and between the Company and John T.C. Lee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

October 31, 2018	By:	/s/ Kathleen F. Burke
Name: Kathleen F. Burke
Title: Senior Vice President, General Counsel & Asst. Secretary